Exhibit 23.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 12, 1994 (except with respect to the matter discussed in the credit line note thereof, as to which the date is May 1, 1994) included in Microcom, Inc.'s 1994 Annual Report to Stockholders for the year ended March 31, 1994 and all references to our firm included in this registration statement.




                                   Arthur Andersen LLP



Boston, Massachusetts
June 2, 1995